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                                                                  EXHIBIT 21
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                         SUBSIDIARIES OF REGISTRANT
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                                                                 STATE OF
                                                              INCORPORATION
SUBSIDIARIES OF UNITED HEALTHCARE CORPORATION                OR ORGANIZATION
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

United HealthCare Services, Inc.(1)                           Minnesota
United HealthCare of Illinois, Inc.(2)                        Delaware
United HealthCare of the Midlands, Inc.(3)                    Nebraska
United HealthCare of Georgia, Inc.                            Georgia
United HealthCare of Utah                                     Utah
PrimeCare Health Plan, Inc.                                   Wisconsin
United HealthCare of the Midwest, Inc.                        Missouri
GenCare Dental Plan, Inc.                                     Missouri
United Behavioral Systems, Inc.(4)                            Iowa
United HealthCare of New England, Inc.(5)                     Rhode Island
United HealthCare of Ohio, Inc.                               Ohio
United HealthCare Insurance Company of Ohio                   Ohio
United HealthCare Insurance Company of Illinois               Illinois
United HealthCare of Alabama, Inc.                            Alabama
United HealthCare of Alabama-FQ, Inc.                         Alabama
United HealthCare Network, Inc.                               Alabama
United HealthCare of Arkansas, Inc.                           Alabama
United HealthCare of Mississippi, Inc.                        Mississippi
United HealthCare of Tennessee, Inc.                          Tennessee
UHC Brown Acquisition, Inc.                                   Minnesota
United HealthCare of Louisiana, Inc.,                         Louisiana
United HealthCare of Florida, Inc.                            Florida
CAC Medical Centers, Inc.                                     Florida
United HealthCare Plans of Puerto Rico, Inc.                  Puerto Rico
United HealthCare of North Carolina, Inc.                     North Carolina
United HealthCare Insurance Company                           Connecticut
United HealthCare Service Corp.                               New York
MetraHealth Care Management Corporation                       Delaware
United HealthCare Insurance Company of New York               New York
The MetraHealth Employee Benefits Company, Inc.               Connecticut
United HealthCare of Arizona, Inc.                            Arizona
United HealthCare of California, Inc.                         California
United HealthCare of Colorado, Inc.                           Colorado
United HealthCare of New Jersey, Inc.                         New Jersey
United HealthCare Plan of New York, Inc.                      New York
ProAmerica Managed Care, Inc.                                 Texas
The MetraHealth Care Network, Inc.                            Delaware
MetraComp, Inc.(6)                                            Connecticut
United Behavioral Health                                      California
United HealthCare of Upstate New York, Inc.                   New York
United HealthCare of Texas, Inc.                              Texas
U.S. Behavioral Health Plan, California                       California
Behavioral Health Administrators                              California
UHC Overseas R.S.A., Inc.                                     Delaware
UHC International Holdings, Inc.                              Delaware
UHC Holdings R.S.A., L.L.C.                                   Delaware
Metra Realty, Inc.                                            Connecticut
United HealthCare (Deutschland) GmbH                          Germany
HealthWise of America, Inc.                                   Delaware
HealthWise of Arkansas, Inc.                                  Tennessee

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                                                                 STATE OF
                                                              INCORPORATION
SUBSIDIARIES OF UNITED HEALTHCARE CORPORATION                OR ORGANIZATION
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United HealthCare of Kentucky, Ltd.                           Kentucky
United HealthCare of the Mid-Atlantic, Inc.                   Maryland
Arkansas Managed Care Organization                            Arkansas
HealthWise of Arkansas, Ltd.                                  Arkansas
Applied HealthCare Informatics, Inc.                          Delaware
O'Pin Systems, Inc.                                           Minnesota
Cambridge Health Economics Group, Inc.                        Massachusetts
Certitude, Inc.                                               Delaware
Medicode (Delaware), Inc.                                     Delaware
UHC Gold Acquisition, Inc.                                    Louisiana
Integrity Plus Services, Inc.                                 Minnesota

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(1)  Also doing business as "United HealthCare Services of Minnesota, Inc.;"
"UHC Management Company, Inc.;" "United HealthCare Corporation;" "Healthmarc;" "EverCare;" "United HealthCare;" "United HealthCare Management Company, Inc.;" "UHC Management & Administrators;" "United Resource Networks;" "Health Pro;" "GenCare PPO; and Charter HealthCare Inc."
(2) Also doing business as "Chicago HMO Ltd." and "United HealthCare of Indiana, Inc."
(3) Also doing business as "West Center Internal Medicine;" "Family Practice Clinic;" "Share Health Plan of Nebraska, Inc.;" "Northwest Clinic;" "Benson Medical Center;" "Midlands Internal Medicine;" "HealthSpring;" "SHARE;" and "SHARE HealthPlan."
(4)  Also doing business as "UBS Illinois."
(5)  Also doing business as  "United Health Plan of New England, Inc."
(6)  Also doing business as  "Conservco Service Corporation."